Exhibit 99.1

FireEye Announces $400 Million Strategic Investment Led by Blackstone

Investment Supports Vision to Create Industry’s Leading Intelligence-led Cyber Security Platform and Services Company

MILPITAS, Calif. – November 19, 2020 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced a $400 million strategic investment led by Blackstone Tactical Opportunities to support the company’s vision to create the industry’s leading intelligence-led cyber security platform and services company. Blackstone will be joined by ClearSky a cyber security-focused investment firm, as a co-investor in the transaction. FireEye intends to use the proceeds to support strategic growth initiatives, including the acquisition of Respond Software announced today, as well as increased investment to accelerate the growth of the company’s cloud, platform and managed services portfolio.

Under the terms of its investment, Blackstone and ClearSky will purchase $400 million in shares of a newly designated 4.5% Series A Convertible Preferred Stock of FireEye (the “Series A Preferred”), with a purchase price of $1,000 per share. The Series A Preferred will be convertible into shares of FireEye’s common stock at a conversion price of $18.00 per share. The investment by Blackstone and ClearSky is subject to customary closing conditions. In conjunction with Blackstone’s investment in FireEye, FireEye will appoint Viral Patel, Senior Managing Director at Blackstone, to its Board of Directors upon the closing of the transaction. Additional information regarding the investment and the Series A Preferred will be included in a Form 8-K to be filed by FireEye with the Securities and Exchange Commission.

“Blackstone and ClearSky have a track record of developing and supporting industry-leading cyber security companies. Their investment validates our vision and provides financial, operational and leadership resources to accelerate our strategy,” said Kevin Mandia, FireEye chief executive officer.

Viral Patel, a Senior Managing Director at Blackstone, said: “Blackstone and FireEye have a shared vision of the unique role FireEye can play in addressing the increasingly sophisticated cyber security challenges their customers face. Intelligence and expertise are critical in delivering effective cyber security solutions, and FireEye is an industry leader in both. We are excited to partner with the company’s board and management to accelerate execution on their vision.”

FireEye Announces Acquisition of Respond Software and Conference Call

In a separate release issued today, FireEye announced the acquisition of Respond Software, the cyber security investigation automation company. Respond Analyst, Respond Software’s extended detection and response (XDR) engine, is a cloud-native, AI-based XDR engine that automates alert investigation at machine speed. Respond Analyst will be integrated into the Mandiant Advantage platform and leverage Mandiant breach intelligence and front-line expertise in its data science models.

FireEye will host a conference call today, November 19, 2020, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss today’s announcements. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company’s website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward Looking Statements

This press release contains forward-looking statements, including statements related to the investment by Blackstone and ClearSky in FireEye as described herein, including FireEye’s plans for the use of the proceeds and the timing thereof, as well as any expected benefits thereof on FireEye’s financial, operational and leadership resources; the expected appointment of a new director to FireEye’s Board of Directors, including the timing and benefits thereof; the acquisition of Respond Software and the integration of Respond Software’s products with FireEye’s products (including the integration of Respond Analyst into FireEye’s Mandiant Advantage platform) and any expected synergies and benefits from the acquisition; and FireEye’s business plans, initiatives, objectives and expectations.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products, solutions and services; real or perceived defects, errors or vulnerabilities in FireEye’s products, solutions or services; any delay in the release of FireEye’s new products, solutions or services; the potential disruption or perception of disruption to FireEye’s business due to the restructuring plans; the impact of the COVID-19 pandemic on FireEye’s business, results of operations, liquidity and capital resources; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products, solutions and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on October 30, 2020, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to FireEye as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

About Blackstone

Blackstone is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s $584 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

About ClearSky

ClearSky is a venture capital and growth equity firm that has been operating since 2012 with offices across the United States. ClearSky invests in companies that offer transformative security solutions with a specific focus on cybersecurity, critical infrastructure security, privacy, data governance and compliance. The firm’s world-class dedicated security team has a proven track record with decades of security investing and practitioner experience. ClearSky also has a highly distinguished advisory board consisting of diverse business leaders and a Fortune 500 Chief Information Security Officer Board of Advisors that is unmatched in the industry.

About FireEye, Inc.

FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting. With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 9,600 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.

© 2020 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

FireEye Investor inquiries:

Investor.Relations@fireeye.com

Media inquiries:

For FireEye:

Media.Relations@fireeye.com

For Blackstone:

Matt Anderson

Matthew.Anderson@Blackstone.com

518-248-7310

Source: FireEye